                                                                EXHIBIT 10(P)
                                                                     AJS

                                     LEASE


     THIS LEASE, made this 6th day of August, 1987, between THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY, of Cincinnati, Ohio, a mutual reserve life insurance company organized and existing under the laws of the State of Ohio (hereinafter referred to as "Landlord"), first party, and Gradison and Company, Incorporated, a corporation organized under the state laws of the State of Delaware. (hereinafter referred to as "Tenant"), second party,

                                  WITNESSETH:


                          ARTICLE I, PREMISES AND USE:


     A. Landlord, subject to the terms and conditions hereof, leases to Tenant the premises (hereinafter referred to as the "Demised Premises") known and described as minimum of 38,000 S.F. with 600 to 1,000 S.F. on Plaza level and the entire first floor and part of 2 West. See Rider for final determination of total square feet of the building (which, together with the heating and air conditioning equipment serving the office building, wherever such equipment be located, are collectively hereinafter referred to as the "Building"), located at 580 Walnut Street, in the City of Cincinnati, Ohio, outlined in red on Exhibit A, attached hereto and made a part hereof, to be used by Tenant for the purpose of general financial services and related activities and for no other purpose. All the outside walls of the Demised Premises, the roof, and any space in the Demised Premises used for shafts, pipes, conduits, ducts, electric or other utilities, sinks, or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord.


     B. Tenant agrees to promptly prepare and submit to Landlord detailed drawings, plans and specifications for improvements to be made within the Demised Premises for Landlord's written approval. Landlord agrees to finish the Demises Premises in accordance with the detailed drawings, plans and specifications; to secure all necessary permits; comply with all building codes, zoning ordinances and governmental laws and regulations that affect the work to be performed; that it will perform or cause the work to be performed in a good and workmanlike manner and deliver the Demised Premises to the Tenant on or before the commencement date of this Lease barring unforeseen delay, acts of God, work stoppage or inability to procure materials needed to finish the Demised Premises not caused by or within the reasonable control of Landlord or for any other cause beyond Landlord's reasonable control.
                                                                 SEE RIDER "A"


                               ARTICLE II, TERM:

     Tenant takes from Landlord the Demised Premises upon the terms and conditions herein contained, to have and to hold the same for a term of TEN AND ONE-HALF (10 1/2) years, commencing on the first day of January 1988, and ending on the 30 day of June, 1998, unless sooner terminated as herein provided.


                              ARTICLE III, RENTAL


     Tenant agrees to pay to Landlord for the Demised Premises in lawful money of the United States the* sum of _____________ dollars ($_______) in installments as follows:
$13.90 S.F. for the period January 1, 1988 to June 30, 1991
$15.90 S.F. for the period July 1, 1991 to June 30, 1996
$18.00 S.F. for the period July 1, 1996 to June 30, 1998

in advance, on the first day of each calander month during the term hereof without any setoff or counterclaim whatsoever. All payments shall be made to ARTHUR RUBLOFF & CO., INC., 580 Walnut Street, Cincinnati, Ohio 45202, or such other person or firm and at such other place as may from time to time be designated by Landlord.

*The actual monthly payments will be determined when a final determination has been made for the total square footage to be occupied by Gradison Inc. and will be incorporated into a commencement agreement to this lease.

                          ARTICLE IV, RENT ADJUSTMENT

     The parties hereto, recognizing that Operating Expense (as hereinafter defined) will vary from year to year, hereby agree that the rental set out above shall be adjusted, computed and paid as herein set forth, to reflect increases or decreases in Operating Expense, to the end that if there be an increase therein, Tenant shall pay, as additional rent, a proportionate share of the increase, and if there by a decrease therein; Tenant's rent shall be reduced by the proportionate share of the savings, all to the extent hereinafter more specifically provided, but in no event shall Tenant's rent be less than the rental as hereinabove set forth.

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     Beginning with the Year 1988 for Operating Expense (as hereinafter defined)
and for each Lease Year for Operating Expense thereafter, the annual base rental hereinabove reserved shall be increased or decreased from year to year by SIX
(6)% of the increase or decrease as the case may be, in Lease Year Operating Expense (as hereinafter defined) over or under Base Period Operating Expense (as hereinafter defined). In the event that condemnation, fire or other casualty may reduce the area of the Demised Premises or the Building, the percentage figure specified in the next preceding sentence shall be equitably adjusted to reflect any such change in area.

     "Base Period for Operating Expense" is defined as the calendar year 1987.

     "Base Period Operating Expense" is defined and the Operating Expense, as hereinafter defined, incurred in respect of the Base Period for Operating Expense.

     "Lease Year for Operating Expense" is defined as each calendar year following the end of the Base Period for Operating Expense.

     "Lease Year Operating Expense" is defined as the Operating Expense, as hereinafter defined, incurred in any Lease Year for Operating Expense

     "Operating Expense" is defined as the expense incurred by a reasonable and prudent operator of a first-class office building in downtown Cincinnati, Ohio, and shall include all costs of operation, maintenance and repair of the Building and Land.

     "Operating Expense" shall include, but not be limited to, the following expenses of Landlord with respect to the Building and the Land, all determined on an accrual basis: real estate taxes and special assessments, payroll taxes, federal and state unemployment taxes and social security taxes; insurance, including but not limited to boiler, water damage, fire and extended coverage, liability, workmen's compensation, health, accident and group insurance; water and sewer charges; licenses, permit and inspection fees; union dues and subscriptions; cost or wages and salaries of operating personnel including welfare, retirement, vacations and other compensation and fringe benefits; management fees; auditor's fees; materials and supplies, including charges for telephone, telegraph, postage, stationery supplies and other materials and expenses required for routine operation of the Building operation office; repairs to and maintenance of the Building and the Land, including cost of materials, supplies, tools and equipment used in connection therewith; costs incurred in connection with the operation, inspection and servicing, including outside maintenance contracts, of elevator, electrical, plumbing, heating, air conditioning and mechanical equipment and the cost of materials, supplies, tools and equipment used in connection therewith; cost of services, (including electricity, steam, gas, water and other utilities) for the operation and maintenance of the Building and the Land, and all such other expenses and costs necessary or desirable to be incurred for the purpose of operating and maintaining the Building and the Land in good and workmanlike condition, but excluding Landlord's cost of services sold to tenants, costs incurred by Landlord for tenants' alterations, depreciation and costs of a capital nature.

     If the Commencement date is not a January 1 or if this Lease shall terminate, by reason other than default of Tenant, on a day other than the last day of December, then, for the Lease Year for Operating Expense during which such Commencement Date occurs and for the Lease Year for Operating Expense during which such termination occurs, an equitable adjustment shall be made between Landlord and Tenant of the increase or decrease, if any, of annual base rental payable by the party chargeable with payment thereof for such part of said Lease Year for Operating Expense.

     Annually, within ninety (90) days after the expiration of each Lease Year for Operating Expense, Landlord shall make a determination as to any increase or decrease in Lease Year Operating Expense and compared to Base Period Operating Expense. Landlord shall submit to Tenant a statement of the aforesaid determinations as well as Tenant's proportionate share of said increases or decreases. Within thirty (30) days after delivery of such statement (inclusive of any statement delivered after the expiration of the term of this Lease), Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, an amount equal to the amount of the rental adjustment without any setoff or deduction whatsoever.

     All cost and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed additional rent, and, in the event of non-payment, Landlord shall have all the rights and remedies herein provided for in case of non-payment of rent.


                               ARTICLE V, SERVICE:

     Landlord agrees that it shall:

     A. Furnish heating, ventilating and air conditioning to provide a temperature and humidity condition required, in Landlord's judgment, for comfortable occupancy of the Demised Premises under normal business operations daily from 8:00 A.M. to 6:00 P.M., Saturdays from 8:00 A.M. to 1:30 P.M., Sundays and Holidays excepted. This obligation is conditioned upon readily available local supplies of oil, gas and electricity and subject at all times to Local, State and Federal laws, regulations, orders governing the use and consumption of such energy.

     B. Provide passenger elevator service (which may be operatorless, at Landlord's option), in common with others daily from 8:00 A.M. to 6:00 P.M., Saturdays from 8:00 A.M. to 1:30 P.M., Sundays and Holidays excepted, and have an elevator subject to call at all times when normal passenger service is not furnished.

     C. Provide a freight elevator service in common with other daily from 8:00 A.M. to 6:00 P.M., Saturdays, Sundays and Holidays excepted.


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     D. Provide janitor service in and about the Demised Premises daily except
Saturday, Sunday and Holidays.

     E. Make all normal repairs to the Demised Premises, excluding repairs to any special treatment of walls, partitions, floors or ceiling made by or at the request of Tenant and excluding repairs to any fixtures or other improvements installed or made by or at the request of Tenant, and also excluding repairs made necessary as a result of misuse or neglect by Tenant.

     F. Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord.

     G. Furnish an adequate supply of electrical current of the operation of standard office equipment and lights.

     If Tenant requires cleaning service, electrical current, heating, ventilating, air conditioning and/or elevator service in addition to the services which Landlord determines are proper, Landlord shall, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay to Landlord, within ten (10) days after being billed therefor, as additional rent, Landlord's charges for labor, material and utilities supplied in providing for such additional service, it being agreed that said payment and said costs shall be excluded from Operating Expense.

     It is understood that Landlord does not warrant that any of the services referred to above or any other service which Landlord may supply will be free from interruption, Tenant acknowledging that any one or more such services may be suspended by reason of accident or of repairs, alterations or improvements, or by reason of cause beyond the reasonable control of Landlord. Any such disturbance of Tenant's use and possession of the Demised Premises or any part thereof shall not render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease.


                        ARTICLE VI, BUILDING REGULATIONS:

     Tenant agrees that it shall:

     A: Observe the rules and regulations hereof annexed as Exhibit B and such further rules and regulations and from time to time may be put in effect by Landlord for the general safety, comfort and convenience of Landlord, occupants and Tenants of the Building. Any failure by Landlord to enforce any rules and regulations against either Tenant or any other tenant in the Building shall not constitute a waiver thereof.

     B. Give Landlord, its agents or employees, its mortgagee or any other person or persons authorized by Landlord, access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord and/or the others hereinbefore mentioned to examine the same and to make such repairs, additions and alterations as Landlord may deem advisable. Except as expressly provided otherwise in this Lease, there shall be no allowance to Tenant or diminution of rent and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances and equipment thereof.

     C. Keep the Demised Premises in good order and condition, make all repairs thereto which are not Landlord's obligation pursuant to Article V Paragraph E hereof, and commit no waste in the Demised Premises or the Building.

     D. Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other persons claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as the same are now or hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, (or within forty-eight (48) hours after a termination by reason of Tenant's default), shall be considered abandoned and Landlord may dispose of the same as it deems expedient, but Tenant shall promptly, upon demand, reimburse Landlord for any expenses incurred by Landlord in connection therewith. All alterations, installations, additions, improvements and floor covering made and installed for Tenant by Landlord, at Landlord's expense, shall remain Landlord's property, whether movable or not, and Tenant shall be responsible for the maintenance thereof, normal wear and tear excepted and Tenant shall not remove said property without the written consent of Landlord.

     E. Not place signs on the outside walls, windows or roof of the Building, or on the Demised Premises, except on doors of the Demised Premises, with lettering and text approved by Landlord.

     F. Not overload, damage or deface the Demised Premises or do any act to bring or keep anything thereon which may make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance.

     G. Not make any alteration of or addition to the Demised Premises without the written approval of Landlord.

     H. At its own expense, cause to be discharged, within (10) days after the filing thereof, any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant.

     Tenant's obligations under this Article VI to do or not to do a specified act shall extend to and include Tenant's obligations to see to it that Tenant's employees, invitees and agents shall do or shall not do such acts, as the case may be.


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                             ARTICLE VII, CASUALTY:

     In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice to Landlord, who shall thereupon cause the damage to be repaired with reasonable speed at the expense of Landlord subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate, except in the event such damage resulted from or was contributed to by the act, fault or neglect of Tenant, Tenant's employees, invitees or agents, in which event there shall be no abatement of rent. In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, this Lease shall, at the option of Landlord, be terminated as of the date of such damage by written notice from Landlord to Tenant, given within ninety (90) days after the date of such damage, and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Demised Premises.
                                                                See Rider "A"
                                                                Paragraph 9



                        ARTICLE VIII, PERSONAL PROPERTY:

     Tenant agrees that Landlord and its building manager and their officers and employees shall not be liable to Tenant for any damage to or loss of personal property located in the Demised Premises or for injuries to persons unless such damage, loss, or injury is the result of the negligence of Landlord, its building manager, or their officers or employees, and Landlord and its building manager and their officers and employees shall not be liable to Tenant for any such damage, loss, or injury, whether or not the result of their negligence, to the extent Tenant is compensated therefor by Tenant's insurance.



                             ARTICLE IX, INSURANCE:

     Landlord agrees to use its best efforts to include in its fire insurance policies waivers by the insurers of such insurers' rights of subrogation, if any, against Tenant, failing which, at Tenant's option, it shall have Tenant named therein as one of the assureds, but should any additional premium be exacted for any such waiver or naming. Tenant shall pay such additional premium. Tenant agrees to use its best efforts to include in its fire insurance policies waivers by the insurers of such insurers' rights of subrogation, if any, against Landlord, failing which, at Landlord's option, it shall have Landlord named therein as one of the assureds, but should any additional premium be exacted for any such waiver or naming, Landlord shall pay said additional premium.



                        ARTICLE X, LANDLORD'S REMEDIES:

     If Tenant shall default in fulfilling any of the covenants of this Lease, other than the covenants for the payment of rent or additional rent, and Tenant shall fail to commence to take steps to remedy the same within thirty (30) days after written notice thereof from Landlord specifying such default, or having so commenced, shall thereafter fail to diligently proceed to correct the same, or if the Demised Premises shall become vacant or deserted and Tenant shall cease paying rent, or if any execution or attachment shall be issued against Tenant or any of its property whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by some one other than Tenant and the same shall not be bonded and/or dismissed or discharged as promptly as possible under the circumstances, Landlord may give ten (10) days notice of intention to end the term of this Lease and thereupon, at the expiration of said ten (10) days, the term of this Lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of said term, and Tenant shall then quit the Demised Premises and surrender the same, but shall remain liable as hereinafter provided.

     If the notice provided for in the above paragraph shall have been given and the term of this Lease shall expire as aforesaid, or if Tenant shall continue in default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either after ten (10) days after notice thereof by Landlord, or in making any other payment herein provided after ten
(10) days after notice thereof by Landlord, then and in any such events, Landlord may, without notice, re-enter the Demised Premises, either by force or otherwise, and dispossess Tenant and the legal representative of Tenant or other occupant of the Demised Premises by summary proceedings or otherwise and remove their effects and hold the Demised Premises as if this Lease had not been made; and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, and Tenant shall fail to cure such default within the time provided therefor and Landlord shall thereby become entitled to and shall terminate this Lease or re-enter and dispossess Tenant, then Landlord may cancel and terminate such renewal or extension by written notice. Tenant further agrees that in case of any such termination, Tenant shall indemnify Landlord against all loss of rents and other damage which Landlord may incur by reason of such termination, including, but not limited to, costs of restoring and repairing the Demised Premises and putting the same in rentable condition, costs of renting the Demised Premises to another Tenant, loss or diminution of rents and other damage which Landlord may incur by reason of such termination and all reasonable attorneys' fees and expenses incurred in enforcing any of the terms of this Lease or any other rights or remedies of Landlord. Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one. The words "re-enter" and "re-try" as used in this Lease are not restricted to their technical legal meaning.



                              ARTICLE XI, NOTICES:

     All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by


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
registered mail or certified mail addressed to Tenant at the Building, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided. Any notice by Tenant to Landlord must be served by registered mail or certified mail addressed to Landlord at the address where the last previous rent hereunder was payable, or in the case of subsequent change upon notice given, to the latest address furnished.



                           ARTICLE XII, HOLDING OVER:

     Should Tenant continue to occupy the Demised Premises after the expiration of said term or any renewal or renewals thereof, with the express or implied consent of Landlord, such tenancy shall be from month to month and in no event from year to year or for any longer term.



                         ARTICLE XIII, EMINENT DOMAIN:

     If the whole or substantially the whole of the Building or of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of taking of possession for such use or purpose. If less than the whole or substantially the whole of the Building or of the Demised Premises shall be condemned or taken, then Landlord (whether or not the Demised Premises be affected) may, at its option, terminate this Lease and the term and estate hereby granted as of the date of the taking of possession for such use or purpose by notifying Tenant in writing of such termination. Upon any such taking or condemnation and the continuing in force of this Lease as to any part of the Demised Premises, the base rental shall be diminished by an amount representing the part of the said rent properly applicable to the portion of the Demised Premises which may be so condemned or taken and Landlord shall, at its expense, proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible. Landlord shall be entitled to receive the entire award in any condemnation proceeding, including any award for the value of any unexpired term of this Lease, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation except to the extent expressly provided in the next succeeding paragraph.

     If the temporary use or occupancy of all or any part of the Demised Premises shall be condemned or taken for any public or quasi-public use during the term of this Lease, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue to pay in full the rent, additional rent and other sums payable hereunder by Tenant and Tenant shall have the right to appear, claim, prove and receive so much of the award for such taking as represents compensation for use and occupancy of the Demised Premises up to and including the date of the expiration of the term of this Lease or the date of termination of the temporary taking, whichever is earlier, and Landlord shall be entitled to appear, claim, prove and receive the entire balance of the award.



                            ARTICLE XIV, BANKRUPTCY:

     If at or prior to the date fixed as the commencement of the term of this Lease, or if at any time during the term hereby demised, there shall be filed by or against Tenant, in any court, pursuant to any statute, either of the United States or of any State, a petition in bankruptcy or insolvency, or for liquidation, reorganization or involuntary dissolution or for the appointment of a receiver or trustee, of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated; and in which event, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court, shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the same, and Landlord, in addition to the other rights and remedies Landlord has by virtue of this Lease or any statute or rule of law, may retain as security for its damages any rent, security, deposit or monies received by Landlord from Tenant or others in behalf of Tenant. In the event that at any of the times above mentioned, an involuntary bankruptcy, insolvency or reorganization proceeding shall be instituted, Tenant shall have ninety (90) days in which to vacate the Demised Premises before Landlord has any rights to terminate this Lease.

     It is stipulated and agreed that in the event of the termination of this Lease pursuant to any of the terms of Article X hereof or this Article XIV, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recovery from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages, the difference between an installment of rent becoming due hereunder after date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If the Demised Premises or any part thereof be re-let by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.


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                      ARTICLE XV, ASSIGNMENT & SUBLETTING:

     Tenant shall not, without the written consent of Landlord first obtained in each case, sell, assign, mortgage transfer this Lease, in whole or in part, or sublet all or part of the Demised Premises.

     Each assignee or transferor shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, additional rent and adjustments of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by the assignee, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

     Any consent to any sale, assignment, mortgage, transfer or sublease which may be given by Landlord shall not constitute a waiver by Landlord of the provisions of this Article XV, or a release of Tenant from the full performance by it of the covenants on the part of Tenant herein contained; and any consent given by Landlord to any sale, assignment, mortgage, transfer or sublease shall not relieve Tenant from the above requirements for obtaining the written consent of Landlord to any subsequent sale, assignment, mortgage, transfer or sublease.



                      ARTICLE XVI, USE & CARE OF PREMISES:

     Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which is allowed by Law.

     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

     Tenant shall, at its own expense, comply with all laws, orders, ordinances and regulations of Federal, State, County and Municipal authorities and with any direction made pursuant to law of any public officer or officers which shall, with respect to the use of the Demised Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's use of the Demised Premises or from conditions which have been created by or at the instance of Tenant or required by reason of a breach of any of Tenant's covenants or agreements hereunder.

     Tenant shall not do or permit to be done any act or thing upon the Demised Premises which will invalidate or be in conflict with the terms of the Ohio standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; and Tenant shall, at its own expense, comply with all rules, regulations and requirements of the National Board of Fire Underwriters or any state or other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Demised Premises or bring or keep anything therein or use the Demised Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein.

     Landlord, at its expense, shall furnish electric current, fixtures, lamps and equipment for the lighting of public Building lobbies, public corridors, and other public portions of the Building, and shall furnish electric current for all air conditioning machinery, elevators and other Building equipment.

     At the option of Landlord, Tenant agrees to purchase from Landlord all lamps, bulbs, starters and ballasts used in the Demised Premises and to pay Landlord for the cost of installation thereof.

     Landlord shall not be liable for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or made unavailable to Tenant or unsuitable for its requirements by reason of the requirements of the public utility company supplying electric current to the Building or for any reason not attributable to Landlord.

     Tenant shall make no alteration or additions to the electric equipment, or installation without the prior written consent of Landlord and work shall be done by Landlord at Tenant's expense in accordance with plans and specifications of Tenant to be submitted to and approved by Landlord.



                        ARTICLE XVII, QUIET POSSESSION:

     Landlord covenants that upon Tenant's paying the rent and additional rent and observing and performing all the terms, covenants and conditions of this Lease on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease.



                            ARTICLE XVIII, DEFAULT:

     If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms and provisions in any paragraph of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant, in writing, of such default. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, attorneys' fees in instituting prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and cost shall be paid to it by Tenant.



                       ARTICLE XIX, RIGHT OF TERMINATION:

     In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until: (i) it has given written notice of such act or omission to the holder of any first mortgage affecting the Building or the Building and the Land upon which it is erected whose name and address shall have been furnished to Tenant in writing by delivering such notice of such act or omission addressed to such holder at the last address so furnished; and (ii) a reasonable period remedying such act or omission shall have elapsed following such giving of notice provided any such holder with reasonable diligence, shall, following the giving of such notice, have failed to commence and continue to remedy such act or to cause the same to be remedied.



                       ARTICLE XX, ESTOPPEL CERTIFICATE:

     Tenant agrees, at any time, and from time to time, upon not less than fifteen (15) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement, in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent, additional rent and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building or of the Building and the Land upon which it is erected, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgage thereof. Tenant also agrees to execute and deliver from time to time such similar estoppel certificates as an institutional lender may require with respect to this Lease.



                          ARTICLE XXI, MISCELLANEOUS:

     A. The word "Tenant," wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporation, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord.

     B.

     C. This Lease shall be governed by the Laws of the State of Ohio. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     D. The parties hereto mutually agree, upon the written request of either one or the other, to execute a Memorandum of Lease in recordable form for filing and recording in the Office of the Recorder of Hamilton County, Ohio.

        IN WITNESS WHEREOF, the respective parties hereto have executed this Lease or caused this Lease to be executed and sealed by their duly authorized representatives, the day, month and year first above written.

In the Presence of:                     LANDLORD:
                                        THE WESTERN AND SOUTHERN LIFE
                                        INSURANCE COMPANY INC.



/s/ Leslie C. Jones                     BY: /s/ William F. Meyer
---------------------------------           ------------------------------------
                                            William F. Meyer, Vice President

/s/ Ruth Bell                           BY: /s/ Dennis J. Seyferth
---------------------------------           ------------------------------------
                                            Dennis J. Seyferth, Asst. Secretary

                                        TENANT:

/s/ Mary Ann Plunkett                   BY: /s/ Donald E. Weston
---------------------------------           ------------------------------------


/s/ Naomi Reinstatler                   BY: /s/ Paul J. Weston
---------------------------------           ------------------------------------

STATE OF OHIO

                   SS:
COUNTY OF HAMILTON



        On this 6th day of August 1987, before me a Notary Public, appeared William F. Meyer and Dennis J. Seyferth, to me personally known to be the persons described in and who executed the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Assistant Secretary, respectively, of THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY, the corporation named in said instrument, that the seal affixed to said instrument is the corporate seal of said corporation, that said instrument was signed by them and sealed on behalf of said corporation by authority of its Board of Directors, and said William F. Meyer and Dennis J. Seyferth acknowledged said instrument to be the free act and deed of said corporation.



                                                 /s/ James W. Carpenter
                                          ------------------------------------
                                                    JAMES W. CARPENTER
                                               NOTARY PUBLIC STATE OF OHIO
                                                   LIFETIME COMMISSION



STATE OF OHIO

                   SS:
COUNTY OF HAMILTON



        On this 31st day of July, 1987, before me a Notary Public, appeared DONALD E. WESTON and PAUL J. WESTON, to me personally known to be the persons described in and who executed the foregoing instrument, who, being by me duly sworn, did say that they are CHAIRMAN OF THE BOARD AND SR. VICE PRESIDENT, respectively, of GRADISON & COMPANY INCORPORATED, the corporation named in said instrument, that the seal affixed to said instrument is the corporate seal of said corporation, that said instrument was signed by them and sealed on behalf of said corporation by authority of its Board of Directors, and said DONALD E. WESTON AND PAUL J. WESTON acknowledged said instrument to be the free act and deed of said corporation.



                                                /s/ Mary Ann Plunkett
                                          ------------------------------------
                                                   MARY ANN PLUNKETT
                                              Notary Public, State of Ohio
                                           My Commission Expires May 30, 1989

                                   RIDER "A"

THIS RIDER is attached to and forms a part of the lease dated the __ day of ________, made by and between THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY, Landlord, and GRADISON AND COMPANY, INCORPORATED, a Delaware Corporation, Tenant.

1.  PREPARATION OF DRAWINGS & DETERMINATION OF SQUARE FOOTAGE
    ---------------------------------------------------------

     Tenant shall have 45 days after execution for approval of drawings and space plans to determine total square footage to be occupied by tenant. In no event shall it be less than 38,000 square feet (all square footage to be field verified). All construction and planning are to be paid for with funds allocated as a remodeling allowance listed below in this Rider "A". All plans and drawings must be approved by Landlord within ten (10) days of receipt.

     Tenant shall have the right to alter, remodel and improve the interior of the leased premises at Tenant's own cost and expense in accordance with plans and specifications to be prepared by Tenant and approved by Landlord. Prior to the commencement of said alterations, remodeling and improvements, Tenant shall deliver to Landlord a contractor's affidavit from all contractors and sub-contractors who shall be employed to furnish work, labor and materials to the leased premises, together with Waivers of Mechanics Liens, Certificates of Insurance and City Permits from said contractors and sub-contractors.

2.  FIRST RIGHT OF REFUSAL
    ----------------------

     Gradison shall have a First Right of Refusal for the remainder of the second floor. This Right does not precede any rights of current Tenant as to renewal of his lease. Should current Tenant give notice to vacate, Landlord will then give Gradison a proposal at then current effective market rent that they will have 30 days to respond and agree to a new lease. They will then have 120 days to complete drawings and construction prior to commencement of rent or this first right of refusal shall become null and void.

3.  OCCUPANCY
    ---------

     On or before October 1, 1987, with the Landlord's portion of construction completed as described in the Construction Clause on page 2. The current tenant will vacate September 1, 1987. The Landlord will halve the rent for each day that Gradison is not given possession on all current Gradison space if Gradison is not given occupancy on October 1, 1987. The rent on the new space will then start ninety (90) days after occupancy is given. Failure by Gradison to vacate by February 1, 1988, will cause a penalty of doubling of Gradison's current rent for each day Tenant fails to vacate for the existing space occupied as of the dating of this agreement. (This assumes possession is given on or before October 1, 1987).

4.  SPECIAL TERMS AND CONDITIONS
    ----------------------------

     Landlord will pay as compensation for construction on the Seventh (7th) Floor, $50,000 including drawings and construction. Gradison must reasonably verify these charges are for the Seventh (7th) Floor only.

5.  CONSTRUCTION CLAUSE
    -------------------

     Landlord will contribute $15.00 per square foot for construction on the First (1st) floor, Second (2nd) Floor and the Skywalk plus all dollars remaining from Gradison's original term, which is $40,556.90. In addition, Landlord will complete all demolition per tenant's drawings by October 1, 1987, except where such construction should reasonably be delayed to coordinate with Gradison's construction. This includes rehanging ceiling grid, removing the carpet and/or tile from the entire demised premises and providing ceiling tile throughout. The ceiling grid, lights and lenses should be totally cleaned or replaced with new, to provide a Building Standard condition throughout. Building will provide building standard vertical blinds, clean and in good repair.

6.  SEVENTH FLOOR
    -------------

     Tenant will remain liable for the Seventh (7th) floor until June 1, 1987. If a satisfactory lease agreement is not executed by July 2, 1987, then Tenant will be liable for any months such agreement remains unsigned. Said lease must be delivered to Gradison so that Gradison shall have no less than Two (2) weeks to execute the document. The said document shall be the same as the existing lease except for term, size and tenant improvement allowance.

7.  COMPUTER ROOM
    -------------

     As an additional accommodation, Western & Southern Life Insurance Company will pay up to $10,000 for special HVAC and construction of a temporary computer room to be used prior to January 1, 1988.

8.  PARKING
    -------

     Landlord shall make a good faith effort to make available for Tenant's exclusive use, up to a total of 24 fixed location parking stalls at Tenant's option in the 580 Building's parking garage beginning January 1, 1988, thru the term of this lease and any renewals thereof. Tenant agrees to accept these additional parking stalls subject to the market rental rate with normal increases in said market rate during the term of this lease and any renewals.

9.  DISTRIBUTION OF BUSINESS
    ------------------------

     In the event Tenant is denied access to the Demised Premises in the ordinary course of its business, to the extent its business operations are substantially adversely affected, whether or not occasioned by fire or other casualty, as set forth in Article VII of this Lease, which continues for a period of one hundred twenty (120) days, then in such event, Tenant may cancel and terminate this Lease by written notice to Landlord within thirty (30) days following the expiration of said one hundred twenty (120) day period.

        IN WITNESS WHEREOF


In the Presence of:                     LANDLORD:
                                        THE WESTERN AND SOUTHERN LIFE
                                        INSURANCE COMPANY INC.



/s/ Leslie C. Jones                     BY: /s/ William F. Meyer
---------------------------------           ------------------------------------
                                            William F. Meyer, Vice President

/s/ Ruth Bell                           BY: /s/ Dennis J. Seyferth
---------------------------------           ------------------------------------
                                            Dennis J. Seyferth, Asst. Secretary

                                        TENANT:

/s/ Mary Ann Plunkett                   BY: /s/ Donald E. Weston
---------------------------------           ------------------------------------


/s/ Naomi Reinstatler                   BY: /s/ Paul J. Weston
---------------------------------           ------------------------------------

[ARCHITECTURAL DRAWING]
     580 Building
   Cincinnati, Ohio

     not to scale                  FIRST OFFICE FLOOR               EXHIBIT A

[ARCHITECTURAL DRAWING]
     580 Building
   Cincinnati, Ohio

      not to scale                         SECOND OFFICE FLOOR       EXHIBIT A

                                                                     EXHIBIT A




[ARCHITECTURAL DRAWING]
     580 Building
Cincinnati, Ohio
Partial Plan - Plaza Level

       not to scale

                                  EXHIBIT B


                             RULES AND REGULATIONS


1. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.

2. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Tenant or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register.

3. No tenant shall obtain or accept for use in the premises, ice, coffee service, catering, drinking water, barbering or bootblacking from any person not authorized by Landlord in writing to furnish such services, provided always, that the charges for such services by persons authorized by Landlord are not excessive.

4. No awnings or other projections over or around the windows or around the windows or entrances of the premises shall be installed by any tenant.

5. Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the premises only in the elevator specified by the Building Manager for such matter, and through the service entrances and corridors, but special arrangements will be made for moving large quantities of furniture and equipment into or out of the Building.

6. All entrance doors in the premises shall be left locked when the premises are not in use.

7. Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

8. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or, use the name of the Building for any purpose other than that of the business address of Tenant.

9. Tenant shall not attach or permit to be attached additional locks or similar devices to any door, transom or window of the premises; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant).

10. Tenant agrees that it shall not discriminate upon the basis of race, color, religion, sex or national origin in the use and occupancy or in any sublease or subletting of the demised premises.

11. Landlord reserves the right by written notice to Tenant to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Landlord's judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

                           SECOND AMENDMENT TO LEASE
                           -------------------------


     This Second Amendment to Lease (the "Amendment") made this 21st day of May, 1996 by 580 WALNUT PARTNERS, an Illinois general partnership ("Landlord") and MCDONALD & COMPANY SECURITIES, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH
                                   ----------

     A. Landlord and Tenant hereby confirm and ratify, except as modified below, all the terms, conditions, and covenants of that certain written Lease dated August 6, 1987, and the Lease Amendment dated March 22, 1989 by Landlord and Tenant's predecessor in interest, Gradison & Company, a Delaware corporation (collectively referred to as the "Lease"), for the lease of office space in the building commonly known as the 580 Building, 580 Walnut Street, Cincinnati, Ohio. The premises currently leased by Tenant are more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Leased Premises").

     B. Landlord and Tenant desire to amend the Lease as herein provided.

     NOW THEREFORE, in consideration of the agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1. POSSESSION. Tenant warrants that Tenant has accepted and is now in the possession of the Leased Premises and the Lease is valid and presently in full force and effect.

     2. USE. Tenant confirms that the Leased Premises are used for general office purposes and that no toxic or hazardous materials will be stored or used on the Leased Premises other than normal cleaning and related products typically used in general office setting that are not in violation of applicable governmental rules or regulations.

     3. TERM. The current term of the Lease expires July 1, 1998. The parties agree however that the extension term shall become effective on July 1, 1996 (the "Extension Term Commencement Date") and terminate on June 30, 2008, unless sooner terminated as provided in the Lease (the "Extension Term").

     4. DEMISED PREMISES. The Leased Premises for purposes of this Lease shall be the area shown on Exhibit "A" which shall be deemed to consist of the following leasable square footage:

        First Floor - 29,568 rentable square feet;
        Second Floor - 14,126 rentable square feet; and Sky Walk - 761 rentable square feet.

     Effective July 1, 1998, Tenant shall also lease from Landlord the "Expansion Space" consisting of 5,081 rentable square feet located on the Second Floor, East Tower of the Building. After addition of the Expansion Space, the term "Leased Premises" as used herein shall be deemed to include the Expansion Space, and the rentable area of the Premises shall be increased by the rentable area of the Expansion Space and Tenant's proportionate share shall be increased to account for the increase in the rentable area of the Leased Premises. Landlord shall provide Tenant with written notice of the exact location of the Expansion Space on or before March 31, 1998. Landlord will provide Tenant a finish allowance for the Expansion Space of the lesser of (1) $20.00 per rentable square foot, or (2) the actual cost of construction of such leasehold improvement work as Tenant may elect to perform, including the cost of architectural and mechanical drawings for such work. Such work shall be performed pursuant to the Work Letter attached as Exhibit "B".

     Notwithstanding the foregoing, Tenant hereby acknowledges that Landlord is currently leasing the Expansion Space to another tenant in the building (the "Existing Tenant") and the Existing Tenant's lease does not expire until December 31, 2002. Landlord agrees to use good faith efforts to negotiate an early termination of the Existing Tenant's lease as it relates to the Expansion Space; provided, however, that if Landlord should be unable for any reason to deliver possession of the Expansion Space on or prior to the proposed Expansion Space commencement date, Landlord shall not be subject to any liability (except as provided herein) for failure to so deliver possession and Landlord shall use commercially reasonable efforts to deliver possession of the Expansion Space as soon as reasonably practicable thereafter. Such failure to deliver possession shall not affect the validity of the Lease or (except as provided herein) the obligations of either Landlord or Tenant hereunder, or be construed to extend the expiration of the term of the Lease (as extended hereby) either as to the Expansion Space or the balance of the Premises; provided, however, that under such circumstances, Rent shall not commence as to the Expansion Space until Landlord does deliver possession of the Expansion Space. If Landlord is unable to negotiate an early termination of Existing Tenant's Lease with respect to the Expansion Space effective on or prior to the proposed Expansion Space commencement date and Tenant is unable to negotiate an extension of the term of its sublease [from the Existing Tenant] for space on the fourth floor of the Building containing approximately 5,081 rentable square feet, then Landlord shall deliver to Tenant, after reasonable notice by Tenant to Landlord, temporary alternative office space in the building (the "Alternative Expansion Space"), which Alternative Expansion Space shall be similar in size to the Expansion Space, shall be at a location reasonably acceptable to Tenant or accessible by the low-rise elevators, and shall be reasonably similar with respect to condition and layout as the existing sublease space from the Existing Tenant, until such time as Landlord is able to deliver possession of the Expansion Space; provided, however, that under such circumstances, base rent applicable to the Expansion Space shall not commence until Landlord delivers to Tenant possession of the Expansion Space. Landlord agrees that no base rent shall be due from Tenant to Landlord for such Alternative Expansion Space. Provided that Tenant in fact moves into the Alternative Expansion Space, then, upon delivery of the Expansion Space to Tenant, Tenant shall surrender to Landlord the Alternative Expansion Space pursuant to the terms and provisions of the Lease. Any retention of possession by Tenant of all or any part of the Alternative Expansion Premises beyond a sixty (60) day period after Landlord's delivery to Tenant of the Expansion Space shall be deemed a holding over under
Article XII of the Lease
without the consent of Landlord thereby entitling Landlord to all of its rights and remedies set forth in the Lease including base rent equal to the amount then being paid by Tenant for the Leased Premises (i.e., 44,455 square feet). A demise of the Alternative Expansion Space to Tenant shall be subject to all terms and provisions of the Lease except as otherwise expressly set forth herein. Provided that Tenant has in fact moved into the Alternative Expansion Space, Landlord shall reimburse or credit Tenant for the amount that Tenant reasonably expends to make the move to the Alternative Expansion Space. Such reimbursement or rental credit shall be made no later than thirty (30) days following the later of (i) Tenant's taking occupancy of the Alternative Expansion Space and (ii) Landlord's receipt of invoices, bills, receipts and such other documentation as is necessary to evidence the costs incurred by Tenant in connection with such move. If Landlord is unable to deliver the Expansion Space on or prior to the proposed Expansion Space commencement date and Tenant is able to extend the term of the existing sublease with the Existing Tenant, Tenant shall be entitled to a rent credit (the "Credit") equal to five thousand, six hundred, ten and 27/100 dollars ($5,610.27) per month up until such time as Landlord delivers the Expansion Space to Tenant.

    5.   Renewal Option.
         ---------------

         a. Tenant shall have two options (each, a "Renewal Option") to renew the Term as extended hereunder with respect to all (but not less than all) of the Leased Premises, including all Expansion Space, of the Term for two additional terms, (each, a "Renewal Term") of five (5) years each, commencing in the case of the first Renewal Term on the day immediately following the expiration date of the Extension Term and commencing in the case of the second Renewal Term on the day immediately following the expiration date of the first Renewal Term, under the following terms and conditions:

                  i) Tenant must give Landlord written notice of its election to exercise the first Renewal Option no earlier than the date which is fifteen (15) months prior to the expiration date of the Extension Term and no later than the date which is twelve (12) months prior to the expiration date of the Extension Term;

                  ii) Tenant must have exercised the first Renewal Option and Tenant must give Landlord written notice of its election to exercise its second Renewal Option no earlier than the date which is fifteen (15) months prior to the expiration date of the first Renewal Term and no later than the date which is twelve (12) months prior to the expiration date of the first Renewal Term;

                  iii) Tenant is not in default beyond the expiration of any cure periods provided for in the Lease either on the date Tenant exercises the Renewal Option or at any time through and including the proposed commencement date of the Renewal Term.

         b. If Tenant timely and properly exercises a Renewal Option in accordance with the provisions of this Section:

                  i) The Rent payable for the Renewal Term shall be based on the then prevailing rental rate for similar space in similar Class A buildings in Downtown Cincinnati. For the purposes of the preceding sentence, "prevailing rental rate" shall take into account any free rent, tenant improvement allowance and other concessions or expenses paid by the owner on Tenant's behalf as are being given in the market to tenants comparable to Tenant for renewal leases of comparable office space in Downtown Cincinnati, but shall assume that such space is being taken on an "as-Is" basis without any tenant improvements being provided or paid for by Landlord.

         The prevailing rental rate shall assume that the Base Year shall change to the year of the commencement of each Renewal Term. If Tenant timely and properly exercises a Renewal Option, Landlord agrees to give Tenant written notice setting forth the prevailing rental rate ("Landlord's Renewal Proposal"), which notice shall be given within 30 days after receipt of notice from Tenant exercising a Renewal Option.

         Tenant shall have 30 days after receiving Landlord's Renewal Proposal to accept said offer. If Tenant does not accept Landlord's Renewal Proposal, the parties shall negotiate in good faith for 30 days to reach an agreement. If after 30 days an agreement has not been reached (the "Rejection Date"), the prevailing rental rate shall be determined in accordance with Exhibit "D".

                  ii) Tenant shall have no further options to renew the current Term of this Lease beyond the expiration date of the Renewal Terms.

                  iii) Landlord shall not be obligated to perform any leasehold improvement work in the Leased Premises or give Tenant an allowance for any such work.

                  iv) If Tenant exercises a Renewal Option, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the lease of the Premises by Landlord to Tenant for such Renewal Term on the terms provided above, which shall be executed and delivered prior to the commencement date of such Renewal Term.

                  v) The Renewal Options shall automatically terminate and become null and void and of no further force or effect upon the earlier to occur of: (1) the expiration or termination of this Lease; (2) the termination of the Tenant's right to possession of the Premises; (3) the assignment of this Lease by Tenant (to a party other than an affiliate of Tenant, unless Landlord has expressly consented to such assignment in accordance with the Lease and provided such assignment or sublease is 5,000 square feet or less); (4) the sublease by Tenant of any or all of the Premises (to a party other than an affiliate of Tenant, unless Landlord has expressly consented to such sublease in accordance with the Lease and provided such assignment or sublease is 5,000 square feet or less); or (5) the failure of Tenant to timely or properly exercise a Renewal Option; or (6) the default by Tenant which remains uncured beyond the expiration of any cure periods provided for in the Lease.

                  vi) Except as otherwise provided herein, all of the terms and provisions of this Lease shall remain the same and in full force and effect during the Renewal Terms.

        6. BASE RENT. First paragraph of Article 3 of the original Lease entitled "Rental" shall be modified as follows:


                         Base Rent                       Monthly
      Months             Per Square Foot                 Base Rent
      ------             ---------------                 ---------
July 1, 1996 -           $17.00 per rentable sq. ft.     $62,977.92
June 30, 2001
July 1, 2001 -           $18.50 per rentable sq. ft.     $68,534.79
June 30, 2006
July 1, 2006 -           $20.00 per rentable sq. ft.     $74,091.67
June 30, 2008

        Effective July 1, 1998, or upon occupancy of Expansion Space pursuant to paragraph 5 of this Amendment, the Monthly Base Rent shall be increased by the amount of the square footage of the Expansion Space (which shall be determined in accordance with BOMA guidelines and agreed upon by Landlord and Tenant) multiplied by the Base Rent Per Square Foot.

        Rent shall be paid in advance on the first day of each calendar month during the term hereof without any setoff or counterclaim whatsoever. All payments shall be made to 580 Walnut Partners, c/o Heitman Ohio Management Inc., 580 Building, 580 Walnut Street, Cincinnati, Ohio 45202 or such other person or firm or other place as may from time to time be designated by Landlord.

        7. BASE RENT ABATEMENT. Notwithstanding the foregoing, (a) Monthly Base Rent shall abate for the first month of the Extension Term (or July, 1996) and
(b) $68,534.79 of Monthly Base Rent shall abate for the sixty-first (61st) month (or July, 2001); provided, however, that if at any time during the Term of this Lease Tenant fails to cure a default within the applicable cure period under this Lease, then within ten (10) days after request by Landlord, Tenant shall pay to Landlord an amount equal to the product of: (1) any and all Monthly Base Rent previously abated; times (2) a fraction, the numerator of which shall be the remaining number of months in the Term at such time and the denominator of which shall be 120. The abatement of Monthly Base Rent provided herein shall not relieve Tenant from the performance of Tenant's other obligations under this Lease, including the obligation to pay on a timely basis all Rent Adjustments and all other additional rent and other obligations under the Lease, which shall become due and payable during the Term.

        8. OPERATING EXPENSES. Effective July 1, 1996 (i.e. the Extension Term Commencement Date), for purposes of Article 4 of the Lease, the Base Period for "Operating Expenses" shall be modified to be defined as the calendar year 1996. Tenant's proportionate share of the increase in Operating Expenses shall be adjusted in 1998 when Tenant leases the Expansion Space.

        9. TENANT IMPROVEMENT ALLOWANCE. In addition to the Expansion Space Finish Allowances provided for in Paragraph 4 hereof the Landlord will provide a Tenant Improvement Allowance of ($593,752.00) to be used for work or other expenditures related to the Leased Premises at Tenant's full discretion. The Tenant Improvement Allowance will be paid in three (3) installments. The first installment of $119,056.00 will be paid within thirty (30) days of full execution of this Second Amendment to Lease. The second installment of $355,640.00 will be paid on or before December 31, 1996. The third installment of $119,056.00 will be paid on or before July 1, 1998. Notwithstanding the foregoing, if Tenant is in default beyond any applicable cure period as provided for in the Lease at the time the installments are due and owing, Tenant shall not be entitled to the same.

        10. REFURBISHMENT ALLOWANCE. Pursuant to the Work Letter Agreement attached hereto as Exhibit B and subject to the terms and conditions thereof, Landlord agrees to provide a Refurbishment Allowance equal to the lesser of: (1) $8,663.00, or (2) the actual cost of construction, to refurbish the first floor common areas.

        Pursuant to the Work Letter Agreement attached hereto as Exhibit B and subject to the terms and conditions thereof, Landlord agrees to provide a Refurbishment Allowance to Tenant to reimburse prior work performed by Tenant during the calendar year 2002 equal to the lesser of: (1) $5.00 per square foot ($222,275.00) of the original 44,455 square feet of the Leased Premises; or (2) the actual cost of Tenant's construction refurbishment.

        11. LANDLORD WORK. The following construction work shall be completed by
Landlord:

        a. Landlord agrees to spend up to $20,000.00 to redecorate the common area on the second floor prior to Tenant taking possession of the Expansion Space on July 1, 1998. Tenant reserves the right to add additional dollars to the above amount to upgrade the finishes consistent with and to complement Tenant's existing finishes on the second floor. The scope of Landlord's work shall include flooring, wall covering, paint and sconce lighting in the elevator lobby and corridor leading past the freight elevator. All plans shall be subject to Landlord's final approval.

        b. Landlord agrees to remodel at Landlord's expense the restrooms on the first and second floors within Tenant's space incorporating the standards and finishes consistent with other recently remodeled restrooms within the building and as more specifically stated in Exhibit C. The restrooms shall be substantially completed by the end of 1996 subject to Force Majeure. Specifically, the following restrooms shall be remodeled:


        Floor   Tower   Restrooms
        -----   -----   ---------
        1       East    1 Mens, 1 Womens
        1       West    1 Mens, 1 Womens
        2       West    1 Mens, 1 Womens

        12. SIGNAGE. Landlord and Tenant agree at this time that Landlord is not able to provide exterior signs for the Tenant's business. However, if during the term of this Lease, or any extension or renewal thereof, Landlord shall add additional exterior signage for the office tenants of the Building, or for the retail tenants located on the skywalk level of the Building (other than for the Building's anchor tenant), Tenant shall have the right to add Tenant's name to such signage subject to the reasonable rules and restrictions of Landlord and plan approval.

        13. PARKING. Tenant shall have the right to use an additional ten (10) parking spaces in the 580 Garage. The total number of Tenant parking spaces shall be thirty-four (34). In addition, the right to an additional four (4) spaces shall be available upon Tenant taking possession of the Expansion Space. All such parking shall be made available to Tenant at market rates and subject to rules and regulations of the garage from time to time.

        14. SKYWALK SPACE. Tenant shall have a one time option to terminate the 761 rentable square foot skywalk space effective July 1, 2003 provided Tenant gives Landlord written notice twelve (12) months prior to such termination date, time being of the essence.

        15. RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE. Tenant shall have the right of first refusal to lease any additional space on the second and third floor of the Building ("Additional Space") that may become available for lease at any time during the Term of this Lease, as follows: If Landlord has Additional Space available and receives a bona fide offer to lease the Additional Space from a third party (an "Offer"), it shall send written notice to Tenant. The notice shall (i) identify the Additional Space and (li) set forth the terms of the Offer. Within 10 days after receipt of Landlord's notice, Tenant shall reply by written notice either accepting the Additional Space on the terms set forth in the Offer or rejecting the same. Failure to respond within the 10-day period shall constitute a rejection of the Additional Space. If Tenant accepts the Additional Space on the terms set forth in the initial offer, in the manner set forth above, the Additional Space shall be added to the Premises by an amendment to this Lease which shall include an adjustment of Tenant's proportionate share of Operating Expenses and such other changes as may be appropriate. If Tenant does not accept the Additional Space, Landlord may lease that particular Additional Space to any other party, for a period of 360 days after delivery of the offer to Tenant, on terms not substantially more favorable than those contained in the Offer, without being required to offer the same to Tenant pursuant to this Section.

        16. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in the Lease, or this Amendment to Lease or in any Riders or Addenda thereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that:

        a. The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or of its constituent partners;

        b. Neither Heitman/JMB Advisory Corporation nor Heitman Properties Ltd. nor Heitman Ohio Management Inc. nor any of their respective directors, officers, employees or agents shall have any personal liability whatsoever with respect to any breach by Landlord of any of Landlord's Lease Undertakings; and

        c. Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings is assumed by, or shall at any time be asserted or enforceable against, Landlord, its constituent partners, Heitman/JMB Advisory Corporation, Heitman Properties Ltd. or Heitman Ohio Management Inc. or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

        17. TENANT'S OFFSET RIGHT. Landlord and Tenant hereby agree that, notwithstanding anything to the contrary contained in the Lease or this Amendment and provided Tenant is not then in default under the terms of the Lease, in the event Landlord shall fail to make any payment of the Expansion Space Finish Allowance described in Section 4 hereof, the Tenant Improvement Allowance described in Section 9 hereof, or the Refurbishment Allowance described in Section 10 hereof, Tenant shall have the right, after thirty (30) days prior notice to Landlord and Landlord's continued failure to make payment of such amount, to set off against any rent payment due hereunder or under the Lease the amount which Landlord has failed to pay.

        18. LEASING BROKER. Tenant warrants that it has had no dealings with any broker or agent in connection with this Amendment to lease other than Heitman Ohio Management Inc. and Weber, Wood & Medinger, Inc. Landlord agrees to pay any commissions owing to Heitman Ohio Management Inc. Tenant Agrees to pay any commissions owing to Weber, Wood & Medinger, Inc. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses, or liability for any compensation, commission, and charges claimed by Weber, Wood & Medinger, Inc. or any other broker or agent (other than Heitman Ohio Management Inc.) with respect to this Lease or the negotiation thereof with whom Tenant had dealings.

        19. DEFINED TERMS. Except as defined herein, all words and phrases which are defined in the Lease shall have the same meaning in this Amendment to Lease as are ascribed to such words and phrases in the Lease.

        20. ENTIRE AGREEMENT. Except as set forth in this Amendment to Lease, all other terms and conditions contained in the Lease are hereby affirmed and or reaffirmed, and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day and year first above written.



                                   TENANT:


Acknowledged and signed            McDonald & Company Securities, Inc.,
in the presence of:                a Delaware Corporation

/s/ Sean C. Beckstrom              BY: /s/ Robert W. Green
----------------------------          ---------------------
Printed: Sean C. Beckstrom

/s/ Jeff Hopkins                   ITS: Senior V.P.
---------------------------            --------------------
Printed: Jeff Hopkins

                                   LANDLORD:

                                   580 Walnut Partners, an Illinois
                                   general partnership

                                   BY: HEITMAN/JMB ADVISORY
                                   CORPORATION, an Illinois
Acknowledged and signed            corporation, its duly authorized agent
in the presence of:                and attorney-in-fact.

/s/ Eva Kovacs                     BY:   ??
---------------------------           ----------------------
Printed: Eva Kovacs

/s/ Pat Grise                      ITS:  VICE PRESIDENT
---------------------------            ---------------------
Printed: Pat Grise

STATE OF   Illinois      )
          ---------------
                         )ss.
COUNTY OF  Cuyahoga      )
          ---------------

        The foregoing instrument was acknowledged before me this 7th day of June, 1996 by Herbert W. Kuchak of Heitman/JMB Advisory Corporation, an Illinois corporation, the duly authorized agent and attorney-in-fact of 580 Walnut Partners, an Illinois general partnership, on behalf of the partnership.

            /s/ Mayra I. Rodriguez                    "OFFICIAL SEAL"
            --------------------------               MAYRA I. RODRIGUEZ
            Notary Public                      Notary Public, State of Illinois
                                                 My Commission Expires 8/5/97

STATE OF   Ohio     )
        ------------
                    )ss.
COUNTY OF  Cuyahoga )
         -----------


        The foregoing instrument was acknowledged before me this 21st day of May, 1996 by Robert W. Green of McDonald & Company Securities, Inc, a Delaware corporation, on behalf of the corporation.


            /s/ Laura Basinger
            --------------------
            Notary Public


                               LAURA A. BASINGER
                         Notary Public - State of Ohio
                      Mv Commission Expires April 11, 1999

                                  EXHIBIT "A"
                                  -----------


                                   [GRAPHIC]

                               580 Walnut Street
                                Cincinnati, Ohio
                                   1st Floor
      [Logo]
HEITMAN PROPERTIES

Square footage, as a designated herein, is only used for purpose of rent and expense allocation. The rentable square footage is determined in accordance with market and industry standards at the time of the Lease

Landlord does not represent that the information provided reflects all existing conditions and dimensions


                                  Exhibit "A"
                                  -----------
                                      -1-

                                  EXHIBIT "A"
                                  -----------


                                   [GRAPHIC]

                               580 Walnut Street
                                Cincinnati, Ohio
                                   2nd Floor
      [logo]
HEITMAN PROPERTIES

Square footage, as a designated herein, is only used for purpose of rent and expense allocation. The rentable square footage is determined in accordance with market and industry standards at the time of the Lease

Landlord does not represent that the information provided reflects all existing conditions and dimensions


                                  Exhibit "A"
                                  -----------
                                      -2-

                                  EXHIBIT "A"
                                  -----------


                                   [GRAPHIC]

                               580 Walnut Street
                                Cincinnati, Ohio
                                  Walkway Level
     [Logo]
HEITMAN PROPERTIES

Square footage, as a designated herein, is only used for purpose of rent and expense allocation. The rentable square footage is determined in accordance with market and industry standards at the time of the Lease

Landlord does not represent that the information provided reflects all existing conditions and dimensions


                                  Exhibit "A"
                                  -----------
                                      -3-

                                   EXHIBIT B
                             WORK LETTER AGREEMENT
                             ---------------------

                             [Tenant Performs Work]

                This Work Letter Agreement ("Work Letter") is execute simultaneously with that certain Office Lease (the "Lease") between MCDONALD & COMPANY SECURITIES, INC., A DELAWARE corporation as "Tenant" and 580 WALNUT PARTNERS, an Illinois general partnership, as "Landlord", relating to demised premises ("Premises") at the building commonly known as 580 WALNUT BUILDING, Cincinnati, Ohio (the "Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter Agreement, shall have the respective meanings ascribed to them in the Lease.

                For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

        1. WORK. Tenant, at its sole cost and expense, shall perform, or cause to be performed. the work (the "Work") in the Premises provided for in the Approved Plans (as defined in Paragraph 2 hereof). Subject to Tenant's satisfaction of the conditions specified in this work letter Agreement, Tenant shall be entitled to Landlord's Contribution (as defined in Paragraph 8[b] below.

        2. PRE-CONSTRUCTION ACTIVITIES.

           (a) On or before thirty (30) days prior to Work, Tenant shall submit the following information and items to Landlord for Landlord's review and approval:

                (i) A detailed critical path construction schedule containing the major components of the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction.

                (ii) An itemized statement of estimated construction cost, including fees for permits and architectural and engineering fees.

                (iii) Evidence satisfactory to Landlord in all respects of Tenant's ability to pay the cost of the Work as and when payments become due.

                (iv) The names and addresses of Tenant's contractors (and said contractor's subcontractors) and materialmen to be engaged by Tenant for the Work (individually, a "Tenant Contractor," and collectively, "Tenant's Contractors"). Landlord has the right to approve or disapprove all or any one or more of Tenant's Contractors. Landlord may, at its election, designate a list of approved contractors for performance of those portions of work involving electrical, mechanical, plumbing, heating, air conditioning or life safety systems, from which Tenant must select its contractors for such designated portions of work.

                (v) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

        (vi) Payment and performance bonds for all of Tenant's Contractors naming Landlord (or an agent, designee or representative appointed by Landlord's written notice to Tenant given prior to Tenant's procurement of paid bonds) as a dual obligee.

                (vii) The Plans (as hereinafter defined) for the Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 2(b) below.

                Tenant will update such information and items by notice to Landlord of any changes.


                                   EXHIBIT B
                                   ---------
                                      -1-

                                                                        11 22 93

        (b) As used herein the term "Approved Plans" shall mean the Plans (as hereinafter defined), as and when approved in writing by Landlord. As used herein, the term "Plans" shall mean the full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the
Work). The Plans shall be subject to Landlord's approval and the approval of all local governmental authorities requiring approval of the work and/or the Approved Plan. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within fifteen ( 15 ) days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Landlord's reasonable opinion: the Work as shown in the Plans is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; the Work as shown on the Plans might impair Landlord's ability to furnish services to Tenant or other tenants; the Work would increase the cost of operating the Building; the Work would violate any governmental laws, rules or ordinances (or interpretations thereof); the Work contains or uses hazardous or toxic materials or substances; the Work would adversely affect the appearance of the Building; the Work might adversely affect another tenant's premises; or the Work is prohibited by any mortgage or trust deed encumbering the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within three (3) business days thereafter, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. The Plans shall also be revised, and the Work shall be changed, all at Tenant's cost and expense, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or (ii) an assurance that work done pursuant to the Approved Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant's objectives and needs.

        (c) No Work shall be undertaken or commenced by Tenant in the Premises until (i) Tenant has delivered, and Landlord has approved, all items set forth in Paragraph 2(a) above, (ii) all necessary building permits have been applied for and obtained by Tenant, and (iii) proper provision has been made by Tenant for payment in full of the cost of the Work, which is satisfactory to Landlord and which, if applicable, shall be in the form of the construction escrow referred to in Paragraph 9 hereof or an irrevocable and unconditional letter of credit issued by a bank acceptable to Landlord, which letter of credit shall be satisfactory in all respects by Landlord.

        (d) Tenant agrees to use its best efforts to obtain or cause to be obtained a "no-lien" contract from each of Tenant's Contractors. Each such no-lien Tenant's Contract shall be recorded in the Office of the Recorder of Deeds of the county in which the Premises is located within 10 days after the execution of such contract, and all subcontractors under each of such contracts shall be given a notice of such no-lien contract before any labor or materials is furnished by such subcontractor. If Tenant is unable to obtain or cause to be obtained a no-lien contract from any proposed Tenant Contractor, Tenant shall give written notice of such fact to Landlord and Landlord shall have the right to disapprove the Tenant Contract with such Tenant Contractor, which disapproval shall be deemed to be reasonable in all respects.


        3. DELAYS. In the event Tenant fails to deliver or deliver in sufficient and accurate detail the information required under Paragraph 2 above on or before the respective dates specified in said Paragraph 2, or in the event Tenant, for any reason, fails to complete the Work on or before the Commencement Date, Tenant shall be responsible for Rent and all other obligations set forth in the Lease from the Commencement Date regardless of the degree of completion of the Work on such date, and no such delay in completion of the Work shall relieve Tenant of any of its obligations under the Lease.


        4. CHARGES AND FEES.

                                   EXHIBIT B
                                   ---------
                                     -2-                      11 22 93

        5. CHANGE ORDERS. All changes to the Approved Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Work. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the Rent and other obligations therein set forth. All increases in the cost of the Work resulting from such change orders shall be borne by Tenant.

        6. STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT'S PERFORMANCE. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 6, except as the same may be modified in the Approved Plans approved by or on behalf of Landlord and Tenant.

        (a) Tenant's Approved Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters.

        (b) Tenant shall, at its own cost and expense, obtain all required building permits and occupancy permits. Tenant's failure to obtain such permits shall not cause a delay in the commencement of the Term or the obligation to pay Rent or any other obligations set forth in the Lease.

        (c) Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

        (d) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work which pertains to patching of the Work and other work in the Building.

        (e) Tenant shall use only new, first-class materials in the Work, except where explicitly shown in the Approved Plans. All Work shall be done in a good and workmanlike manner. Tenant shall obtain contractors' warranties of at least one (1) year duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

        (f) Tenant and Tenant's Contractors shall make all efforts and take all steps appropriate to assure that all construction activities undertaken comport with the reasonable expectations of all tenants and other occupants of a fully-occupied (or substantially fully occupied) first-class office building and do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building. In any event, Tenant shall comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. If and as required by Landlord, the Premises shall be sealed off from the balance of the office space on the floor(s) containing the Premises so as to minimize the dispersement of dirt, debris and noise.

        (g) Landlord shall have the right to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing work to cease work and remove its equipment and employees from the Building. No such action by


                                   EXHIBIT B
                                   ---------

                                                                        11 22 93

Landlord shall delay the commencement of the Lease or the obligation to pay Rent or any other obligations therein set forth.

        (h) Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Work and shall be paid for by Tenant at Landlord's standard rates then in effect. Tenant shall apply and pay for all utility meters required. Tenant shall pay for all support services provided by Landlord's contractors at Tenant's request or at Landlord's discretion resulting from breaches or defaults by Tenant under this Work Letter Agreement. All use of freight elevators is subject to scheduling by Landlord and the rules and regulations of the Building. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

        (i) Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Work is being constructed and installed and following completion of the Work.

        (j) Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall use its best efforts to complete the same on or before sixty (60) days after the date Landlord tenders possession of the Premises to Tenant for the construction of the Work. Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord's title insurance company with such further documentation as may be necessary under Paragraphs 8 and 9 below.

        (k) Tenant shall have no authority to deviate from the Approved Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing. Tenant shall furnish to Landlord "as-built" drawings of the Work within thirty (30) days after completion of the Work.

        (l) Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

        (m) Tenant shall impose on and enforce all applicable terms of this Work Letter Agreement against Tenant's architect and Tenant's Contractors.

     7. INSURANCE AND INDEMNIFICATION.

        (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises. insurance in the following minimum coverages and the following minimum limits of liability:

        (i) Worker's Compensation and Employer's Liability Insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability under the aforementioned acts.

        (ii) Comprehensive General Liability Insurance (including Contractors' Protective Liability) in an amount not less than $1,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from



                                   EXHIBIT B
                                   ---------

                                      -4 -                   11 22 93
its operations under the contracts whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them.

        (iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them.

        (iv) "All-risk" builder's risk insurance upon the entire Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief. If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said "all-risk" builder's risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said "all-risk" builder's risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors. officers, employees and agents, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable. each policy shall contain a cross-liability and severability of interest clause.

        (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, employees and agents, from and against all claims, liabilities. losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant's Contractors into the Building and the Premises, including, without limitation, mechanic's liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant's Contractors, bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

     8. LANDLORD'S CONTRIBUTION; EXCESS AMOUNTS.

        (a) Upon completion of the Work, Tenant shall furnish Landlord with full and final waivers of liens and contractors' affidavits and statements, in such form as may be required by Landlord, Landlord's title insurance company and Landlord's construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to




                                    EXHIBIT B
                                    ---------

                                      -5-                     11 22 93

Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

        (b) Upon completion of the Work and Tenant's satisfaction of all requirements set forth in this Work Letter Agreement, Landlord shall make a dollar contribution in the amount of $101,620.00 for the Expansion Space described in Paragraph 4 and $222,275.00 and $8,663.00 for the Refurbishment Allowance described in Paragraph 10 of this Amendment. ("Landlord's Contribution") for application to the extent thereof to the cost of the Work. If the cost of the Work exceeds Landlord's Contribution, Tenant shall have sole responsibility for the payment of such excess cost. If the cost of the Work is less than Landlord's Contribution, Tenant shall not be entitled to any payment or credit for such excess amount. Notwithstanding anything herein to the contrary, Landlord may deduct from Landlord's Contribution any amounts due to Landlord or its architects or engineers under this Work Letter before disbursing any other portion of Landlord's Contribution.

     9. CONSTRUCTION ESCROW. Prior to commencement of any construction or performance of any Work or payment to or by Tenant or to any of Tenant's Contractors, Tenant shall, at Landlord's option, establish a construction escrow or other payment procedure acceptable to Landlord and each holder of a mortgage on the Building at a title insurance company designated by Landlord providing for payment to Tenant's Contractors and payment of all other costs associated with the Work as the Work progresses, upon the title insurance company's satisfactory review of lien waivers and sworn statements from Tenant's Contractors and other applicable parties and upon the title insurance company's willingness to issue title insurance over mechanic's liens relating to Tenant's contracts and the Work to the date of each draw; in the alternative, Landlord may elect to have payments to Tenant's Contractors for the Work made through Landlord's construction lender's escrow. Tenant shall pay for the Work when required under its contracts for the Work and shall not permit the Premises or the Building to become subject to any lien or claim of lien on account of labor, material or services furnished to or for the benefit of Tenant. Tenant shall, from time to time, deposit funds into the construction escrow or the Landlord's construction lender's escrow, as the case may be, in amounts sufficient to pay the costs of the Work. Tenant may not withdraw funds except to pay Tenant's Contractors unless Landlord has consented to such withdrawal. The construction escrow agreement shall contain the foregoing restriction on withdrawal of funds by Tenant and shall also provide that if Tenant fails to pay for the Work when due or if any mechanic's lien is filed in connection with the Work, Landlord may use and withdraw the funds in the escrow to pay for the Work or remove the lien without Tenant's consent. Tenant shall provide such contractor's affidavits, tenant (owner) statements, partial and final waivers of lien, architect's certificates and any additional documentation (including, without limitation, Tenant or contractor personal undertakings) which may be requested by Landlord, such title insurance company or any holder of a mortgage on the Building in connection with said escrow or consistent with any other title insurance requirements concerning the Work.

    10. MISCELLANEOUS.

        (a) If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

        (b) Time is of the essence of this Work Letter Agreement.

        (c) Any person signing this Work Letter Agreement on behalf of Landlord and Tenant warrants and represents he has authority to sign and deliver this Work Letter Agreement and bind the party on behalf of which he has signed.

        (d) If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option, may complete the Work pursuant to the Approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.




                                   EXHIBIT B
                                   ---------
                                       -6-                   11 22 93

        (e) Notices under this Work Letter shall be given in the same manner as under the Lease.

        (f) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord's interest in the Building.

        (g) The headings set forth herein are for convenience only.

        (h) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.

        (i) All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.

   11.  ON-SITE PROJECT MANAGER.

        As a condition of Tenant's right to commence and perform the Work, Tenant shall engage the services of an on-site project manager approved in advance by and reasonably acceptable to Landlord, who will be charged with the task of performing daily supervision of the Work. Such on-site manager shall be familiar with all rules and regulations and procedures of the Building and all personnel of the Building engaged directly or indirectly in the management, operation and construction of the Building. Such on-site project manager shall be accountable and responsible to Tenant and to Landlord and, where necessary, shall serve as a liaison between Landlord and Tenant with respect to the Work. The entire cost and expense of the on-site project manager shall be borne and paid for by Tenant (subject to Tenant's right to use all or any part of Landlord's Contribution to reimburse Tenant for the same.)

   12.  EXCULPATION OF LANDLORD AND HEITMAN.

        Notwithstanding anything to the contrary contained in this Work Letter Agreement, it is expressly understood and agreed by and between the parties hereto that:

             (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter Agreement (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under this Lease Documents are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its constituent partners or their respective officers, directors or shareholders; and

             (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its constituent partners, Heitman/JMB Advisory Corporation, Heitman Properties Ltd. or Heitman Ohio Management Inc., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.






                                   EXHIBIT B
                                   ---------

                                      -7-                        11 22 93

        IN WITNESS WHEREOF, this Work Letter Agreement is executed as of this 21st day of May, 1996.


                                  LANDLORD:

                                  580 WALNUT PARTNERS, an Illinois
                                  general partnership

                                  By:     HEITMAN/JMB ADVISORY
                                          CORPORATION,  an  Illinois
                                          corporation, its duly authorized agent
                                          and attorney-in-fact


                                          By:  ??
                                             --------------------------------

                                          Its:  VICE PRESIDENT
                                              -------------------------------



                                  TENANT:

                                    McDonald & Company Securities, Inc.,
                                    -------------------------------------
                                    a Delaware corporation


                                   By:   /s/ Robert W. Green
                                        -------------------------------------

                                   Its:   Senior V.P.
                                        -------------------------------------








                                   EXHIBIT B
                                   ---------
                                      -8-                         11 22 93

     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of this 21st day of May, 1996.


                                        LANDLORD:

                                        580 WALNUT PARTNERS, an Illinois
                                        general partnership

                                        By:  HEITMAN/JMB ADVISORY CORPORATION,
                                             an Illinois corporation, its duly
                                             authorized agent and
                                             attorney-in-fact



                                        By:  /s/ [Illegible]
                                             ----------------------------------


                                        Its: Vice President
                                             ----------------------------------




                                        TENANT:

                                        McDonald & Company Securities, Inc.,
                                        ---------------------------------------
                                        a Delaware corporation



                                        By:  /s/ Robert W. Green
                                             ----------------------------------
                                             Robert W. Green


                                        Its: Senior V.P.
                                             ----------------------------------
                                             Senior V.P.




                                   EXHIBIT B
                                   ---------
                                      -8-

                                   EXHIBIT C
                                   ---------
                                  RESTROOMS

                           580 WALNUT STREET BUILDING
                                 SCOPE OF WORK


-       Remove and reinstall plumbing fixtures
-       Remove old ceramic tile and install new ceramic tile (wall and floor)
-       Reverse door swings
-       Drywall repairs (door reversal, tile removal)
-       Paint doors and frames
-       Wallcovering at restroom entrances
-       Remove old toilet partitions and provide new toilet partitions
-       Provide new toilet accessories
-       Provide Corian lavatory tops
-       General conditions and fee





Paint door frames and inside door:      Benjamin Moore #1548

Wallcovering - entrance walls:          J.M. Lynne Vescom - Luga

Main wall tile:                         Dahl tile - White Granite 2x2
                                          Black, light gray accent colors

Main floor tile:                        Dahl tile - Light Gray

Countertops:                            Corian - Sierra Midnight (polished)


(The above finishes are subject to change and availability)

                    EXHIBIT "D" TO SECOND AMENDMENT TO LEASE
                    ----------------------------------------

                Procedure for Determining Prevailing Rental Rate
                ------------------------------------------------


        (a) If Landlord and Tenant fail to reach agreement pursuant to Section 5b of the Second Amendment to Lease, then within ten (10) days after (the "Rejection Date") described in such Section, each party shall, at its sole expense, select and retain a certified MAI appraiser, which appraiser is to have at least five years of experience in the downtown Cincinnati office market and shall notify the other party of its selection. Within twenty (20) days after Landlord's Renewal Proposal is rejected by Tenant, the two (2) appraisers shall meet and agree on the prevailing rental rate as of the first day of the next Renewal Term and shall notify both parties of the determination. If the two (2) appraisers cannot agree, both appraisers shall notify both parties of their respective determination of the prevailing rental rate within thirty (30) days after Landlord's Renewal Proposal is rejected by Tenant, and the average of the two (2) appraisals shall be deemed to be the new prevailing rental rate during the next Renewal Term. In the event that only one (1) party notifies the other of its selection of its appraiser within the required ten (10) day period, the new prevailing rental rate shall be determined by the one (1) appraiser so selected. If neither party notifies the other of its selection within the required ten (10) day period, Landlord's Renewal Proposal shall be the new prevailing rental rate for the Renewal Term in question.

        (b) Notwithstanding any provision in this Exhibit or the Second Amendment to Lease to the contrary, if within ten (10) days after Tenant receives written notice of the two appraisers' determinations of prevailing rental rate Tenant notifies Landlord in writing that it is withdrawing its exercise of the Renewal Option, the Lease shall terminate at the expiration of the Expansion Term or Renewal Term then in effect and Tenant shall have no right to renew or extend the Term of this Lease. If Tenant exercises its right under this paragraph (b) to withdraw the exercise of its Renewal Option, Tenant shall reimburse Landlord for the cost of Landlord's appraiser within fifteen (15) days after submission by Landlord to Tenant of its appraiser's invoice.

             NOTICE TO PROSPECTIVE REAL ESTATE PURCHASERS/TENANTS

In Ohio, real estate licensees are required to disclose which party they represent in a real estate transaction. Under Ohio law, a real estate licensee is considered to be an agent of the owner of real estate unless there is an agreement to the contrary and that agreement is disclosed to all parties.

Some of the duties of the licensee, as the agent of the owner, are to:

     -  Treat all parties to a transaction honestly
     - Offer the property without regard to race, color, religion, sex, ancestry, national origin or handicap
     -  Promote the best interest of the owner
     -  Obtain the best price for the owner
     - Fully disclose to the owner all facts which might affect or influence a decision
     -  Present all offers to the owner

As a buyer, if you choose to have a real estate broker represent you as your agent, you should enter into a written contract that clearly establishes the obligations of both you and your agent and specifies how your agent will be compensated.

Under Ohio law, the disclosure statement below must be submitted to the prospective purchaser/tenant in each transaction. This form has been approved by the Ohio Real Estate Commission for use by Ohio real estate licensees. Please sign below.




--------------------------------------------------------------------------------
                         AGENCY DISCLOSURE STATEMENT

The listing broker and all agents associated with the listing broker represent the owner.
The Weber Wood Medinger Inc.  and James E. Klements represent (please check
     -------------------     -----------------
     (Selling Broker)          (Selling Agent)
one): the purchaser/tenant X  ; the owner   .
                          ---            ---
If a broker/agent is representing both the purchaser/tenant and the owner as a dual agent, he/she must attach a copy of the agreement signed by the purchaser/tenant and owner acknowledging their agreement to this arrangement.

By signing below, the parties confirm that they have received, read and understood the information in this Agency Disclosure Form and that this form was provided to them before signing a contract to purchase/lease real estate.


McDonald & Company Securities. Inc.,  Heitman Ohio Management Inc,,
a Delaware corporation                as managing agent for 580 Walnut Partners
------------------------------------  -----------------------------------------
Purchaser/Tenant             Date     Owner                             Date


/s/ Robert W. Green         5/21/96     ???                           6/11/96
------------------------------------  -----------------------------------------
Purchaser/Tenant             Date     Owner                             Date

--------------------------------------------------------------------------------




Any questions regarding the role or responsibilities of real estate brokers or agents in Ohio can be directed to an attorney or to:



                                  State of Ohio
                             Department of Commerce
                            Division of Real Estate
          Telephone: In Ohio 1-800-344-4100 or in Columbus 614/466-4100


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